Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

 April 6, 2012

Dear Sir/Madam:

We have read the statements included in the Form 8-K/A3 dated April 6, 2012, of Convenientcast, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

 Very truly yours,

Marty D. Van Wagoner, Partner

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, UT 84107